Exhibit 10.21
First Amendment to the Avnet Deferred Compensation Plan
(As Amended and Restated Effective Generally as of January 1, 2009)
WHEREAS, Avnet, Inc., a New York corporation (the “Company”), maintains the Avnet Deferred Compensation Plan (the “Plan”);
WHEREAS, Section 8.4 of the Plan provides that the Company may amend the Plan, by action of the Deferred Compensation Plan Committee (the “Committee”) appointed by the Board to administer the Plan; and
WHEREAS, the Company wishes to amend the Plan to prohibit participation by any employee whose expected annual compensation is less than the limit prescribed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, and to make certain clarifications;
NOW, THEREFORE, the Plan is hereby amended as set forth below, effective as of January 1, 2009, except as otherwise provided:
1.	Effective for Plan Years starting after December 31, 2011, Section 1.15 of the Plan (definition of Eligible Employee) is amended by replacing the last sentence thereof (“In addition, effective for Salary earned after December 31, 2008 . . . .”) with the following:
No individual shall qualify as an Eligible Employee for a Plan Year unless the individual’s projected Compensation for such Plan Year is no less than the following amount:
(a) Effective for Plan Years ending before March 1, 2012, for Salary earned after December 31, 2008 and Incentive Compensation earned after February 28, 2009, $150,000.
(b) Effective for Plan Years starting after December 31, 2011, the limit prescribed by section 401(a)(17) of the Code for the calendar year that ends during the Plan Year.
2.	Section 3.2(b) of the Plan is clarified by replacing the term “second last Business Day” with “second to last Business Day”.
3.	Section 6.1(d) of the Plan (Mandatory Lump Sum Distributions) is clarified as follows:
a.	The term “Section 6” is replaced with “Article 6”.
b.	In clause (i) thereof, the following parenthetical is added after the phrase “at his or her termination of employment”

(or, with respect to Section 409A Covered Benefits payable by reason of a Section 409A Disability, at his or her Payment Eligibility Date, as defined in subsection (g), below).

c.	The phrase “if a Participant terminates employment prior to completing at least five (5) years of service with the Company or an Affiliate or for reasons other than a long-term disability (which qualifies as a Section 409A Disability with respect to Section 409A Covered Benefits)” is replaced with “subject to the disability provisions of Section 6.1(a) and (g), if a Participant terminates employment prior to completing at least five (5) years of service with the Company or an Affiliate”.
4.	Section 6.1 of the Plan is clarified by adding a new subsection (g) at the end thereof, to read in its entirety as follows:
(g) Disability. With respect to Section 409A Covered Benefits, the provisions of Section 6.1(a) that relate to a “long-term disability” apply only in the event of a Section 409A Disability. The Payment Eligibility Date for a Participant who is “no longer employed” because he “terminates employment as a result of a long-term disability,” within the meaning of clause (i) of Section 6.1(a), is the first anniversary of the Participant’s commencement of short-term disability benefits by reason of a Section 409A Disability, without regard to whether or when the Participant’s employment with the Company and Affiliates terminates. In the event of a Section 409A Disability, subject to subsection (d) (Mandatory Lump Sum Distributions), above, the Participant’s Section 409A Covered Benefit shall be paid in the form elected by the Participant under Section 6.1(b) (or, if the Participant has not made an election under Section 6.1(b), in annual installments over 15 years). In accordance with Section 6.1(a), if a Participant’s Account is distributed because of a Section 409A Disability, the Participant is not required to satisfy the five (5) years of service condition to receive his distribution in installments.
5.	Section 6.2(d) of the Plan is clarified by replacing the reference therein to “subsection (b)” with “subsection (c)”.
6.	Section 6.4 of the Plan is clarified as follows:
a.	The reference therein to “Section 6.1(c)” is replaced with “Section 6.1(a) and (c) (as applicable)”.

b.	The phrase “many only make” is replaced with “may make only”.

c.	Each reference therein to “this Section 6.5” is replaced with “this Section 6.4”.

d.	A clarifying parenthetical is added to the last sentence thereof, such that the sentence reads in its entirety as follows:

Notwithstanding the foregoing, if a Participant terminates employment with the Company for any reason (or, with respect to Section 409A Covered Benefits, if the first anniversary of the Participant’s commencement of short-term disability benefits by reason of a Section 409A Disability occurs) prior to the date on which a payment is scheduled to be made pursuant to this Section 6.4, the Participant’s entire Account balance will be paid pursuant to the provisions of Section 6.1.
7.	Section 6.6(a) of the Plan is clarified by replacing the reference therein to “this Section 6.7” with “this Section 6.6”.
8.	Section 7.3(a)(1) of the Plan is clarified by replacing the reference therein to “Section 3.2(b)” with “Section 3.2”.